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                                                                      EXHIBIT 10



                             COOPER INDUSTRIES, INC.
                      EXECUTIVE RESTRICTED STOCK AGREEMENT


This Agreement is made as of the ___ day of __________ 200__, between Cooper Industries, Inc., an Ohio Corporation, having its principal place of business in Houston, Texas (the "Company") and ________________________, an Executive of the Company ("Executive"). All capitalized terms used in this Agreement are as defined in the Cooper Industries, Inc. Amended and Restated Stock Incentive Plan (the "Plan"), unless otherwise defined in this Agreement.

        1. Restricted Stock Award. Pursuant to Section VIII of the Plan, the Company hereby grants to the Executive, as of the date hereof, ___________ restricted stock units ("Restricted Stock Units"), subject to the restrictions set forth in this Agreement ("Restricted Stock Award"). Upon termination of the restrictions related thereto, each Restricted Stock Unit shall be converted into one share of the Company's Common Stock, par value $5.00 per share ("Common Shares").

        2. Vesting of Restricted Stock Award. Except as provided in Paragraph 4(b) of this Agreement, the Restricted Stock Units shall vest in accordance with the following schedule, provided the Executive is actively employed by the Company on the dates the restrictions lapse:

                                                           SHARES OF
                                                         COOPER COMMON
               DATE RESTRICTIONS LAPSE                 STOCK TO BE ISSUED
               -----------------------                 ------------------



               Total Restricted Stock Award


        Except for Restricted Stock Units payable in cash pursuant to Paragraph 6, the Company shall issue a stock certificate or book entry shares in the Executive's name for the designated number of Common Shares on the date the restrictions lapse.

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        3. Dividends and Dividend Equivalents. Subject to the terms and conditions established by the Board of Directors for payment of dividends on Common Shares, the Company shall pay to the Executive on the dividend payment date a cash payment equal to the dividend rate per Common Share multiplied by the number of Restricted Stock Units for which restrictions have not yet lapsed as of the record date for such dividend. After the restrictions lapse and Common Shares are issued to the Executive, the Executive shall have all the rights of a shareholder with respect to such Common Shares, including the right to payment of dividends as and when declared by the Board.

        4. Restrictions and Limitations. The Executive hereby accepts the Restricted Stock Award and agrees to the following restrictions on such Restricted Stock Award.

        (a) Forfeiture. Except as provided in (b) below, if the Executive's active employment with the Company terminates for any reason, Restricted Stock Units not yet vested pursuant to Paragraph 2 on the effective date of the Executive's termination shall be forfeited by the Executive.

        (b) Termination Upon Death or Disability. In the event of the Executive's death or permanent and total disability under the Cooper Industries, Inc. Salaried Employees Retirement Plan, the Committee may, in its sole and absolute discretion, terminate the restrictions on all or any part of the Restricted Stock Units not yet vested pursuant to Paragraph 2 on the date of Executive's death or disability and the Company shall issue Common Shares in the Executive's name for any such Restricted Stock Units.

        (c) Limitations on Transferability. The Executive shall not sell, exchange, transfer, pledge, hypothecate or otherwise dispose of the Restricted Stock Units prior to the lapse of restrictions in accordance with Paragraph 2 of this Agreement.

        5. Tax. The Company is authorized to withhold from any dividend equivalent payment under Paragraph 3, any tax required to be withheld by reason of the receipt of compensation resulting from the payment of the dividend equivalents. In addition, upon the issuance of Common Shares to the Executive for Restricted Stock Units under this Agreement, the Executive shall pay the Company any taxes required to be withheld by reason of the receipt of compensation resulting



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from the issuance of such Common Shares. In lieu thereof, the Company shall have the right to retain, or the Executive may direct the Company to retain, a sufficient number of Common Shares to satisfy the Company's withholding obligations, provided the value of the Common Shares used to satisfy the withholding obligations does not exceed the minimum required tax withholding for the transaction. The value of any Common Shares used to satisfy the tax withholding requirement shall be determined by the average of the high and the low trading prices of the Common Shares on the New York Stock Exchange on the date the restrictions lapse (or if shares are not traded on the Exchange on such date, then on the immediately preceding trading date).

        6. Election to Receive Cash for Shares. Subject to the conditions set forth in this Paragraph 6, the Executive may request that any portion of the Restricted Stock Award granted under this Agreement, when and if restrictions lapse on that portion of the Award, be paid in cash in an amount equal to the fair market value of such portion of the Restricted Stock Award. Such request shall be made by delivering to the Company at the office of its Secretary, no later than ten days before the date that the restrictions lapse, a written notice setting forth that portion (expressed as a percentage) of the Restricted Stock Award on which restrictions shall lapse for which the Executive desires to receive cash. For the purposes of this Paragraph 6, the fair market value of the Restricted Stock Award shall be the average of the high and low trading prices of the Common Shares on the New York Stock Exchange on the date on which the restrictions lapse on that portion of the Award (or if shares are not traded on the Exchange on such date, then on the immediately preceding trading date). The Committee shall consider the Executive's request and have sole and absolute discretion to determine if and to what extent the request shall be approved, giving consideration to the Executive's compliance with applicable stock ownership guidelines and other factors as appropriate. Subject to the Committee's sole and absolute discretion, individuals not in compliance with applicable stock ownership guidelines on the date restrictions lapse on any portion of the Restricted Stock Award shall not receive more than 50% of the value of the Restricted Stock Award in cash. To the extent the Executive's request is not approved, the Executive shall receive the Restricted Stock Award in Common Shares.

        7. Election to Defer Shares. The Executive may elect to defer the issuance and receipt of Common Shares for all or a part of any Restricted Stock Award to which such Executive may



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become entitled pursuant to Paragraph 2 until either the Executive's termination of employment with the Company or a calendar year specified by the Executive. In such an event, the Company shall credit to an account maintained on behalf of such Executive (the "Executive Deferred Account") the shares deferred, when and if restrictions lapse on that portion of the Restricted Stock Award. The Executive Deferred Account shall be credited with all dividends or other distributions that the Executive would have received had he or she been the owner of record of such deferred shares during the deferral period. Accrued dividends credited to the Executive Deferred Account shall bear interest equal to the average quarterly prime rate of interest charged by J.P.Morgan Chase
Bank. Until the deferred shares are issued to the Executive, the Executive shall have no other rights as a shareholder of the Company with respect to such deferred shares.

        The deferred shares shall be issued in three annual installments unless
(i) the Committee, in its sole and absolute discretion, determines to issue all of such deferred shares on the first installment date or (ii) the Executive dies prior to issuance of all of the deferred shares. Upon issuance of any or all of such deferred shares, the Company also shall pay to the Executive in cash a pro rata portion of the accrued dividends and interest in the Executive Deferred Account. If the Executive elects deferral until termination of employment, the first installment shall be made in January of the year following such termination. If the Executive elects deferral until a specified calendar year, the first installment shall be made in January of such year. If the Executive dies prior to issuance of all of the deferred shares or the payment of cash with respect thereto, all deferred shares shall be issued and all cash payments shall be made in January of the year following the Executive's death to the Executive's beneficiary or beneficiaries as such Executive may designate in writing to the Company. A deferral election by an Executive hereunder must be made in writing to the Company on or before December 31 of the year preceding the date restrictions lapse on that portion of the Restricted Stock Award, shall specify the percentage of shares to be deferred and shall be irrevocable. The election to receive cash provided for in Paragraph 6 shall not be available with respect to shares the receipt of which is deferred under this Paragraph 7.



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        8. Change in Control. In the event of a Change in Control, all remaining restrictions on Restricted Stock Units shall immediately lapse and payment or distribution of the Restricted Stock Units, including any deferred amounts, shall be governed by the terms of the Plan.

        9. Consideration. The parties agree that the consideration for any issuance of Common Shares for Restricted Stock Units hereunder shall be past services by the Executive having a value not less than the par value of such Common Shares.

        10. Plan Incorporated. The Executive acknowledges receipt of a copy of the Plan, which is incorporated by reference into this Agreement. The Executive agrees that this Restricted Stock Award shall be subject to all of the terms and provisions of the Plan.

        11. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under the Executive.

        IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Executive has executed this Agreement, all as of the date first above written.

                              COOPER INDUSTRIES, INC.



                              By:
                                     ------------------------------------------
                                     (name)
                                     (title)



                              EXECUTIVE



                              By:
                                     ------------------------------------------
                                     (name)
                                     (title)



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